Exhibit 99.1

Avalon Holdings Corporation
One American Way ● Warren, OH 44484-5555 ● Phone: (330) 856-8800

AVALON HOLDINGS CORPORATION ANNOUNCES ORGANIZATIONAL CHANGES

WARREN, Ohio (June 28, 2023) – Ronald E. Klingle, Chairman of the Board of Avalon Holdings Corporation (NYSE Amex:AWX) today announced that effective June 26, 2023, Michael J. Havalo, has been hired as Chief Financial Officer and Treasurer.

Mr. Havalo has previously served as the Chief Financial Officer and Treasurer at McDonald Steel Corporation. McDonald Steel Corporation is a world leader in precision engineered hot rolled special steel shapes.  Prior to McDonald Steel Corporation, Mr. Havalo worked for Hill, Barth & King, LLC, public accounting firm.  Mr. Havalo received his Bachelor of Business Administration degree in Accounting from Youngstown State University and has been a Certified Public Accountant since 2010.

Avalon Holdings Corporation provides waste management services to industrial, commercial, municipal and governmental customers in selected northeastern and midwestern U.S. markets. Avalon Holdings Corporation also owns the Avalon Golf and Country Club, which operates a world-class country club and one of the premier resorts in the United States, The Grand Resort.

-end-